UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

LEAPFROG Acquisition CorpORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 Springfield Avenue Suite 200 Summit, NJ	07901
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-290036

Securities to be registered pursuant to Section 12(g) of the Act:
None

N/A

(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are the units, Class A ordinary shares, par value $0.0001 per share, and warrants to purchase Class A ordinary shares of Leapfrog Acquisition Corporation (the “Company”). The description of the units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable public warrant, the Class A ordinary shares and the redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50, subject to adjustment, contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-290036) initially filed with the Securities and Exchange Commission on September 4, 2025, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 4, 2025	LEAPFROG ACQUISITION CORPORATION

	By:	/s/ Abhay Pande
	Name:	Abhay Pande
	Title:	President and Chief Investment Officer

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